Exhibit 23.2

               Consent of Lopez, Blevins, Bork and Associates, LLP
                         Independent Public Accountants


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-110309) and on Form S-3 (Nos. 333-109481, 333-106074, and 333-97913) of Eagle Broadband, Inc., of our report dated December 7, 2004, relating to the financial statements, which appear in this Annual Report on Form 10-K/A.

/s/  Lopez, Blevins, Bork and Associates, LLP
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Lopez, Blevins, Bork and Associates, LLP
Houston, Texas
October 11, 2004